Exhibit 10.1

RETIREMENT AGREEMENT

This RETIREMENT AGREEMENT (“Agreement”) dated this 8th day of December, 2014 between Abercrombie & Fitch Co., an Ohio corporation (the “Company”), and Michael S. Jeffries (the “Executive”).

WHEREAS, the Company and the Executive are subject to an employment agreement dated December 9, 2013 under which the Executive was employed to serve as the Company’s Chairman and Chief Executive Officer (the “Employment Agreement”); and

WHEREAS, the Executive’s employment with the Company will terminate upon his retirement, effective December 31, 2014; and

WHEREAS, the Executive wishes to resign all officer positions with the Company and its subsidiaries and as a member of the Board of Directors of the Company, in all cases effective on the date hereof; and

WHEREAS, the Company and the Executive have agreed that the Executive will be entitled to certain compensation and benefits set forth below upon and following such termination of employment, contingent upon the execution of this Agreement and the Release attached hereto as Exhibit A as set forth herein and nonrevocation of the releases herein and attached hereto;

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Employment Agreement, the Company and the Executive agree as follows:

1.The employment relationship between the Executive and the Company will continue until December 31, 2014 (the “Retirement Date”), at which time it shall cease, and December 31, 2014 will be the Termination Date and the last day of the Term for purposes of the Employment Agreement. The Executive hereby resigns, effective on the date hereof, (i) all officer positions with the Company and its subsidiaries, (ii) his membership on the Board of Directors of the Company, and (iii) his membership on any committees of the Company or its subsidiaries.

2.In consideration for the covenants of the Executive and the release of claims by the Executive contained herein, the Company shall pay, or provide benefits to, the Executive as follows, and the following, together with the Company’s obligations in Paragraph 6 and 7 below shall be the Company’s sole obligations to the Executive:

(a)the Company shall pay the Executive the Accrued Compensation (as defined in the Employment Agreement), the Company shall provide the benefits set forth in Section 10(g) of the Employment Agreement, and Section 10(b)(v) of the Employment Agreement shall apply to any long-term incentive awards held by the Executive (and thus, for the avoidance of doubt, all unvested and/or unearned long-term incentive awards held by the Executive will be forfeited on the Retirement Date); and

(b)provided the Executive executes this Agreement and, on December 31, 2014, further executes the general release of claims attached hereto as Exhibit A, and does not revoke the release below or in Exhibit A prior to the end of the applicable seven day statutory revocation period and the Executive complies with the terms of this Agreement, the Company will make the payments and provide the benefits set forth in Section 10(b)(ii) through (iv) of the Employment Agreement. For the avoidance of doubt, the benefits set forth in Section 10(b)(iii) shall continue through the last day of the period during which the Company provides the benefits set forth in Section 10(g) of the Employment Agreement.

3.     Subject to Paragraph 5 below, the Executive, on his own behalf and on behalf of his heirs, estate, beneficiaries and assigns, does hereby release the Company, and any of its subsidiaries or affiliates, and each past or present officer, director, agent, employee, shareholder, and insurer of any such entities, from any and all claims made, to be made, or which might have been made of whatever nature, whether known or unknown, from the beginning of time to the date this Agreement is executed, arising out of or as a consequence of his employment with the Company, or arising out of the severance of such employment relationship, or arising out of any act committed or omitted during or after the existence of such employment relationship, all up through and including the date on which this Agreement is executed, including, but not limited to, those which were, could have been or could be the subject of an administrative or judicial proceeding filed by the Executive or on his behalf under federal, state or local law, whether by statute, regulation, in contract or tort, and including, but not limited to, every claim for front pay, back pay, wages, bonus, fringe benefit, any form of discrimination (including but not limited to, every claim of race, color, sex, religion, national origin, disability or age discrimination and any claim under the Age Discrimination in Employment Act (ADEA)), wrongful termination, emotional distress, pain and suffering, breach of contract, compensatory or punitive damages, interest, attorney’s fees, reinstatement or reemployment. If any court rules that such waiver of rights to file, or have filed on his behalf, any administrative or judicial charges or complaints is ineffective, the Executive agrees not to seek or accept any money damages or any other relief upon the filing of any such administrative or judicial charges or complaints. The Executive relinquishes any right to future employment with the Company and the Company shall have the right to refuse to reemploy the Executive without liability. The Executive acknowledges and agrees that even though claims and facts in addition to those now known or believed by him to exist may subsequently be discovered, it is his intention to fully settle and release all such employment-related claims he may have against the Company and the persons and entities described above, whether known, unknown or suspected.

4.     The Company acknowledges and agrees that the release contained in Paragraph 3 does not, and shall not be construed to, release or limit the scope of any existing obligation of the Company (i) to pay or provide any compensation or benefit required to be paid or provided under Sections 10(b) or 10(g) of the Employment Agreement, (ii) to indemnify the Executive for his acts as an officer or director of the Company in accordance with the bylaws of the Company and the policies and procedures of the Company that are presently in effect including Section 12 of the Employment Agreement and the Director and Officer Indemnification Agreement between the Company and the Executive (the “Indemnification Agreement”), or (iii) to the Executive and his eligible, participating dependents or beneficiaries under any existing welfare, retirement or other fringe-benefit plan or program of the Company in which the Executive and/or such dependents are participants. The Company acknowledges and agrees that the release contained in Paragraph 3 does not apply to any post-termination of employment obligations of the Company under Sections 10(b) or 10(g) of the Employment Agreement.

5.     The Executive acknowledges that he has been provided at least 21 days to review the Agreement and has been advised to review it with an attorney of his choice. In the event the Executive elects to sign this Agreement prior to this 21-day period, he agrees that it is a knowing and voluntary waiver of his right to wait the full 21 days. The Executive further understands that he has 7 days after the signing hereof to revoke the release set forth in Paragraph 3 above by so notifying the Company in writing, such notice to be received by the General Counsel of the Company within the 7-day period. The Executive further acknowledges that he has carefully read this Agreement, and knows and understands its contents and its binding legal effect. The Executive acknowledges that by signing this Agreement, he does so of his own free will and act and that it is his intention that he be legally bound by its terms.

6.    For the avoidance of doubt, the provisions of Section 11 (Employee Covenants), Section 12 (Indemnification) and Section 16 (Section 409A Compliance) of the Employment Agreement shall survive termination of the Executive’s employment in accordance with their terms and are incorporated by reference herein. Section 4(b)(iv) and Section 4(d) of the Amended and Restated Employment Agreement, dated August 15, 2005, between the Company and the Executive (the “2005 Employment Agreement”) shall continue in effect. Sections 10(h), 14, 15 (with respect only to any contest, effort to enforce or dispute relating to this Agreement), 17 and 18 of the Employment Agreement shall continue in effect and are incorporated by reference herein.

7.    During Executive’s employment by the Company and at any time following the Retirement Date, (i) the Executive agrees not to make any disparaging communication to any party in relation to the Company, its subsidiaries or any of their respective officers, directors, executive personnel, employees, products or services, or make false or misleading statements regarding any of them to anyone, including but not limited to the Company’s customers, competitors, suppliers, employees, former employees or the press or other media, and (ii) the Company agrees that it will not make, and the Company will instruct its executive officers, its senior human resources officer and its senior public relations officer, not to make any disparaging communication to any party about the Executive or make false or misleading statements about him, except, in either case, if placed under legal compulsion to do so by a court or other governmental authority. Clause (ii) of this Paragraph 7 shall cease to be effective if the Executive fails to further execute, on December 31, 2014, the general release of claims attached hereto as Exhibit A or the Executive revokes the release in Paragraph 3 above or in Exhibit A prior to the end of the applicable seven day statutory revocation period.

8.    On or before the Retirement Date (or such other date specified by the Company in a written notice to the Executive), the Executive shall return all property of the Company and its subsidiaries in the Executive’s possession or control, including, but not limited to, the Company’s credit, telephone, identification and similar cards, keys, cellular phones, computer equipment, software and peripherals and originals and copies of books, records, and other information pertaining to the business of the Company or its subsidiaries. The Executive’s access to Company information and email will be terminated on the date hereof.

9.    The Executive shall, at the request of the Company, reasonably cooperate with the Company in the defense and/or investigation of any third party claim, dispute or any investigation or proceeding, whether actual or threatened, including, without limitation, meeting with attorneys and/or other representatives of the Company to provide reasonably requested information regarding same and/or participating as a witness in any litigation, arbitration, hearing or other proceeding between the Company or an affiliate and a third party or any government body with regard to matters related to Executive’s employment period with the Company. The Company shall promptly reimburse the Executive for all reasonable expenses and costs incurred by him in connection with such assistance including, without limitation, reasonable travel expenses.

10.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

11.    The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld therefrom pursuant to any applicable law or regulation.

12.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without giving effect to the conflict of laws principles thereof.

13.    This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof, other than (i) the Indemnification Agreement, (ii) any and all outstanding equity compensation awards that by their terms (after application of Section 10(b)(v) of the Employment Agreement) continue in operation after the Retirement Date, and (iii) Sections 4(b)(iv) and 4(d) of, and Exhibit A to (as previously amended), the 2005 Employment Agreement.

14.    This Agreement may be executed and delivered (including by facsimile transmission or pdf) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ABERCROMBIE & FITCH CO.
By:	/s/ Arthur C. Martinez
Name:	Arthur C. Martinez
Title:	Chairman of the Board

/s/ Michael S. Jeffries
Michael S. Jeffries

Exhibit A
General Release

This General Release (“Release”) is executed on this 31st day of December, 2014, by Michael S. Jeffries (the “Executive”) pursuant to the Retirement Agreement between Abercrombie & Fitch Co. (the “Company”) and the Executive dated December 8, 2014 (the “Agreement”).

1.As a condition to, and in consideration for, the payments and benefits set forth in Paragraph 2 of the Agreement, subject to Paragraph 3 of this Release below, the Executive, on his own behalf and on behalf of his heirs, estate, beneficiaries and assigns, does hereby release the Company, and any of its subsidiaries or affiliates, and each past or present officer, director, agent, employee, shareholder, and insurer of any such entities, from any and all claims made, to be made, or which might have been made of whatever nature, whether known or unknown, from the beginning of time to the date this Release is executed, arising out of or as a consequence of his employment with the Company, or arising out of the severance of such employment relationship, or arising out of any act committed or omitted during or after the existence of such employment relationship, all up through and including the date on which this Release is executed, including, but not limited to, those which were, could have been or could be the subject of an administrative or judicial proceeding filed by the Executive or on his behalf under federal, state or local law, whether by statute, regulation, in contract or tort, and including, but not limited to, every claim for front pay, back pay, wages, bonus, fringe benefit, any form of discrimination (including but not limited to, every claim of race, color, sex, religion, national origin, disability or age discrimination and any claim under the Age Discrimination in Employment Act (ADEA)), wrongful termination, emotional distress, pain and suffering, breach of contract, compensatory or punitive damages, interest, attorney’s fees, reinstatement or reemployment. If any court rules that such waiver of rights to file, or have filed on his behalf, any administrative or judicial charges or complaints is ineffective, the Executive agrees not to seek or accept any money damages or any other relief upon the filing of any such administrative or judicial charges or complaints. The Executive relinquishes any right to future employment with the Company and the Company shall have the right to refuse to reemploy the Executive without liability. The Executive acknowledges and agrees that even though claims and facts in addition to those now known or believed by him to exist may subsequently be discovered, it is his intention to fully settle and release all such employment-related claims he may have against the Company and the persons and entities described above, whether known, unknown or suspected.

2.     The Company acknowledges and agrees that the release contained in Paragraph 1 of this Release does not, and shall not be construed to, release or limit the scope of any existing obligation of the Company (i) to pay or provide any compensation or benefit required to be paid or provided under Sections 10(b) or 10(g) of the Employment Agreement, (ii) to indemnify the Executive for his acts as an officer or director of the Company in accordance with the bylaws of the Company and the policies and procedures of the Company that are presently in effect including Section 12 of the Employment Agreement and the Director and Officer Indemnification Agreement between the Company and the Executive, (iii) to the Executive and his eligible, participating dependents or beneficiaries under any existing welfare, retirement or other fringe-benefit plan or program of the Company in which the Executive and/or such dependents are participants, or (iv) under the Retirement Agreement between the Company and the Executive dated December 8, 2014. In addition, the Company acknowledges and agrees that the release contained in Paragraph 1 does not apply to any post-termination of employment obligations of the Company under Sections 10(b) or 10(g) of the Employment Agreement.

3.     The Executive acknowledges that he has been provided at least 21 days to review the Release and has been advised to review it with an attorney of his choice. In the event the Executive elects to sign this Release prior to this 21-day period, he agrees that it is a knowing and voluntary waiver of his right to wait the full 21 days. The Executive further understands that he has 7 days after the signing hereof to revoke this Release by so notifying the Company in writing, such notice to be received by the General Counsel of the Company within the 7-day period. The Executive further acknowledges that he has carefully read this Release, and knows and understands its contents and its binding legal effect. The Executive acknowledges that by signing this Release, he does so of his own free will and act and that it is his intention that he be legally bound by its terms.

______________________________
Michael S. Jeffries

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